UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2011

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Halliburton held its Annual Meeting of Stockholders.  Stockholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2011;
(3)	An advisory vote on executive compensation;
(4)	An advisory vote on the frequency of an advisory vote on executive compensation;
(5)	A stockholder proposal on human rights policy; and
(6)	A stockholder proposal on political contributions.

The voting results for each matter are set out below.

(1)	Election of Directors:
Name of Nominee	For	Against	Abstain	Broker Non-Votes
Alan M. Bennett	648,976,324	9,289,820	1,086,891	91,341,198
James R. Boyd	639,986,304	18,498,418	868,313	91,341,198
Milton Carroll	637,363,332	20,790,923	1,198,779	91,341,199
Nance K. Dicciani	656,817,277	1,669,063	866,694	91,341,199
S. Malcolm Gillis	568,481,498	90,018,528	853,009	91,341,198
Abdallah S. Jum’ah	656,736,679	1,703,200	913,155	91,341,199
David J. Lesar	646,227,373	12,467,801	657,860	91,341,198
Robert A. Malone	641,507,094	16,987,681	858,260	91,341,198
J. Landis Martin	572,833,260	85,920,371	599,404	91,341,198
Debra L. Reed	639,793,924	18,698,711	860,399	91,341,199

(2)	Ratification of the selection of auditors:
For	739,426,447
Against	9,163,922
Abstain	2,103,864
Broker Non-Votes	0

(3)	Advisory vote on executive compensation:
For	517,260,699
Against	134,537,355
Abstain	7,554,981
Broker Non-Votes	91,341,198

(4)	Advisory vote on the frequency of an advisory vote on executive compensation:
1 Year	590,056,639
2 Years	6,339,917
3 Years	59,105,539
Abstain	3,850,940
Broker Non-Votes	91,341,198

(5)	Stockholder proposal on human rights policy:
For	175,709,860
Against	310,293,322
Abstain	173,349,853
Broker Non-Votes	91,341,198

(6)	Stockholder proposal on political contributions:
For	226,783,642
Against	261,282,805
Abstain	171,286,588
Broker Non-Votes	91,341,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 25, 2011	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary